LIGGETT, VOGT & WEBB P.A.
CERTIFIED PUBLIC ACCOUNTANTS

432 Park Avenue South, 10th Floor
New York, NY 10016 / (212) 481-3490

1500 Gateway Boulevard, Suite 202
Boynton Beach, FL 33426 / (561) 752-1721

April 29, 2013

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE: Zhong Sen International Tea Company

File Ref. No. 000-54163

We have read the statements of Zhong Sen International Tea Company pertaining to our firm included under Item 4.01 of Form 8-K/A Amendment No. 2 dated April 29, 2013 and agree with such statements as they pertain to our firm.

Regards,

/s/ Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT & WEBB, P.A.
Certified Public Accountants